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                                                                     Exhibit 23


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Post Effective Amendment No. 2 to the Registration Statement (Form S-3 No. 33-42998) of American Airlines, Inc., and in the related Prospectus, of our reports dated January 18, 1999, except for the last paragraph of Note 3 and the last paragraph of Note 4, for which the date is February 22, 1999, with respect to the consolidated financial statements and schedule of American Airlines, Inc.
included in this Annual Report (Form 10-K) for the year ended December 31, 1998.


                                                      ERNST & YOUNG LLP


Dallas, Texas
March 17, 1999